EXHIBIT 10.4

                            FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease ("Fourth Amendment") is entered into as of March 24, 2005 by and between Mobile Park Investment, Inc. ("Lessor") and Interlink Electronics, Inc. ("Lessee") and amends that certain Lease Agreement-NNN dated August 12, 1998, First Amendment to Lease dated July 23, 2003, Second Amendment to Lease dated January 23, 2004, and Third Amendment to Lease dated October 14, 2004, for the Premises commonly known as 546 Flynn Road, Camarillo, California, ("Premises"), as more particularly described therein.

Lessee wishes to lease additional space and to extend the term of the Lease. Accordingly, the parties agree to amend the Lease as follows:

1.   PREMISES:                      Approximately  8,777  square  feet  at  3601
                                    Calle  Tecate will be added to the  Existing
                                    Premises  of  approximately   35,333  square
                                    feet,   for  a   total   New   Premises   of
                                    approximately   44,110   square  feet.   See
                                    attached Exhibit.

2    EFFECTIVE DATE:                March 1, 2005.

3.   NEW LEASE TERM:                Five (5) years  commencing March 1, 2005 and
                                    terminating on February 28, 2010.

4.   BASIC MONTHLY RENT:            As of the Effective  Date, the Basic Monthly
                                    Rent   for   the   New   Premises   will  be
                                    $29,112.60, NNN ($.66/s.f.).

5.   RENT ABATEMENT:                Basic   Monthly   Rent  for  the   Expansion
                                    Premises  ($5,792.82) will be abated for the
                                    period from March 1, 2005  through  July 31,
                                    2005.  Monthly  Rent  for the  New  Premises
                                    shall be due and  payable  on August 1, 2005
                                    and upon  payment  of the  monthly  rent and
                                    operating  expenses   reimbursement,   there
                                    shall be no additional payment(s) required by Lessee under the Lease for the Term preceding August 1, 2005.

6.   ESCALATIONS TO BASIC  MONTHLY  There will  be a fixed  three  percent  (3%)
     RENT: annual increase to the monthly rent effective March 1, 2006; March 1, 2007;
                                    March 1, 2008 and March 1, 2009; such that the monthly rent payable during the year starting at each effective date will be 3% higher than the monthly rent payable during the year prior to each effective date.

7.   BUILDING SQUARE FOOTAGE:       Approximately 109,901 square feet.

8.   LESSEE'S SHARE OF BUILDING     40.14%
     OPERATING EXPENSES
     (NNN COSTS):


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9.   LEASE  CANCELLATION:           Lessee shall have a one-time right to cancel
                                    this Lease effective at the end of the thirty-sixth (36th) month of the Lease Term with the following conditions:

                                    a)       Lessee  shall  provide at least six
                                             (6) months prior written  notice to
                                             Lessor  of its  election  to cancel
                                             the Lease;

                                    b)       Lessee  shall pay to Lessor,  prior
                                             to the cancellation date, an amount
                                             equal  to the  unamortized  cost of
                                             Tenant  Improvements  and brokerage
                                             commissions.

10.  TENANT IMPROVEMENTS:           Lessor, at its sole cost and expense,  shall
                                    provide the following:

                                    o        Complete      re-carpeting      and
                                             remodeling of Existing Premises per
                                             mutually   approved   plans   using
                                             building     standard     materials
                                             quantities, and specifications.  In
                                             no   event   will   the   costs  of
                                             re-carpeting and remodeling  exceed
                                             the  original  cost  allocation  of
                                             Lessor  under the Second  Amendment
                                             to Lease;

                                    o        All   plumbing,    electrical   and
                                             mechanical   systems  shall  be  in
                                             proper  working  order and  utility
                                             metering   will  be   modified   as
                                             required    for    the    Expansion
                                             Premises.

11.  UNRESERVED PARKING SPACES:     121 of which 12 spaces near the  entrance at
                                    the SE corner of the building will be marked for Interlink Electronics parking only.

12.  MONUMENT SIGNAGE:              Lessor  shall   coordinate  with  Lessee  to
                                    design,   plan   and   obtain   governmental
                                    approvals  as required for a single panel or
                                    multiple  panel  monument  type  sign  to be
                                    located  near the  corner of Flynn  Road and
                                    Calle Tecate  adjacent to the Building.  The
                                    costs   of  the   sign,   its   fabrication,
                                    installation, and maintenance shall be the responsibility of Lessee if a single panel
                                    (Interlink Electronics) monument sign is utilized, or shall be shared by Lessee and Lessor on a 50/50 basis if a multiple panel monument sign is utilized. The monument sign, its location, size, shape, and colors, shall be approved by Lessor, which approval shall not be unreasonably withheld, and by the City of Camarillo, as required.

13.  OPTION TO EXTEND:              (See  attached   A.I.R.   Option  to  Extend
                                    Standard Lease Addendum).


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14.  FORCE AND  EFFECT:             To the extent  that any terms or  provisions
                                    of this Amendment are inconsistent with any terms or provisions of the Lease or prior Amendments, the terms and provisions of this Amendment shall prevail and control for all purposes.

LESSOR:                                    LESSEE:
MOBILE PARK INVESTMENT, INC.               INTERLINK ELECTRONICS, INC.

By: /s/ Jim Cheston                        By: /s/ Paul D. Meyer
   ---------------------------------          ----------------------------------
        Jim Cheston                                Paul D. Meyer
                                                   Chief Financial Officer
By:                                        By:
   ---------------------------------          ----------------------------------

Date:  9/16/05                             Date:  9/6/05
     -------------------------------            --------------------------------


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                               OPTION(S) TO EXTEND
                             STANDARD LEASE ADDENDUM

         DATED MARCH 24, 2005
               -----------------------------------------------------------------

         BY AND BETWEEN (LESSOR) MOBILE PARK INVESTMENT, INC.
                                 -----------------------------------------------

         BY AND BETWEEN (LESSEE) INTERLINK ELECTRONICS, INC.
                                 -----------------------------------------------

         ADDRESS OF PREMISES: 546 FLYNN ROAD/3601 CALLE TECATE, CAMARILLO, CA
                              --------------------------------------------------

Paragraph 13

A        OPTION(S) TO EXTEND:
Lessor hereby grants to Lessee the option to extend the term of this Lease for One (1) additional Sixty (60) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions

         (i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 9 months prior to the date that the option period would commence, time being of the essence If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively

         (ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option

         (iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

         (iv) This Option in personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

         (v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below
(Check Method(s) to be Used and Fill in Appropriately)

|_|      I. Cost of Living Adjustment(s) (COLA)
         a. On (Fill in COLA  Dates):  _________________________________________
the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S Department of Labor for (select one) |_| CPI W (Urban Wage Earners and Clerical Workers) or |_| CPI U (All Urban Consumers) for (Fill in Urban
Area)


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All Items (1982-1984=100) herein referred to as "CPI"


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         b The monthly rent payable in accordance  with paragraph A I a. of this
Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1 5 of the attached Lease shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one) |_| the first month of the term of this Lease as set forth in paragraph 1 3 ("Base Month") or |_|(Fill in Other "Base Month"):

--------------------------------------------------------------------------------
The sum so calculated shall constitute the new monthly rent hereunder, but in no event shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment

         c In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties The cost of said Arbitration shall be paid equally by the Parties

|X|      II. Market Rental Value Adjustment(s) (MRV)
         a.  On (Fill in MRV  Adjustment  Date(s))  MARCH 1, 2010
                                                    ----------------------------
the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

                  1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date If agreement cannot be reached, within thirty days, then
                           (a)  Lessor and Lessee  shall  immediately  appoint a
mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

                           (b) Both  Lessor  and Lessee  shall each  immediately
make a reasonable determination of the MRV and submit such determination, in writing to arbitration in accordance with the following provisions

                                    (i)  Within 15 days  thereafter  Lessor  and
Lessee shall each select an |_| appraiser or |X| broker ("Consultant" - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

                                    (ii)  The 3 arbitrators shall within 30 days
of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

                                    (iii)  If  either  of the  Parties  fails to
appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties

                                    (iv)  The  entire  cost of such  arbitration
shall be paid by the party whose submitted MRV is not selected, i.e. the one that is NOT the closest to the actual MRV

                  2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment

         b        Upon the establishment of each New Market Rental Value

                  1) the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and
                  2) the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

|_|      III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

      On (Fill in FRA Adjustment Date(s))      The New Base Rent shall be

      ----------------------------------       ---------------------------------

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      ----------------------------------       ---------------------------------

      ----------------------------------       ---------------------------------

      ----------------------------------       ---------------------------------

B. NOTICE:
         Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease

C. BROKER'S FEE:
         The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 S. Flower Street, Suite 600, Los Angeles, Calif 90017


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



                                    EXHIBIT A
                                   FLOOR PLAN

                      [Diagram of lease premises omitted.]